==========================================================================
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A (Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_] Preliminary Proxy Statement                [_] Confidential, for Use of the
Commission Only (as permitted by
Rule 14a-6(e)(2))
[_] Definitive Proxy Statement
[X] Definitive Additional Materials
[_] Soliciting Material Pursuant to Rule 14a-12

The Priceline Group Inc.
--------------------------------------------------------------------------------
(Name of Registrant as Specified in its Charter)
--------------------------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[_]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies: _________________________________

(2)	Aggregate number of securities to which transaction applies: _________________________________

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
_________________________________

(4)	Proposed maximum aggregate value of transaction: _________________________________

(5)	Total fee paid: _________________________________

[_]	Fee paid previously with preliminary materials.

[_]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid: _________________________________

(2)	Form, Schedule or Registration Statement No.: _________________________________

(3)	Filing Party: _________________________________

(4)	Date Filed: _________________________________
===============================================================================

April 2014

Dear Stockholder,

2013 was a year of growth for The Priceline Group, as the business - through its five core brands Booking.com, priceline.com, agoda.com, KAYAK and rentalcars.com - capitalized on the improving travel economy to post consistent, double-digit growth on the top and bottom lines throughout the year. With global gross travel bookings reaching $39.2 billion, up 38% for the year, and gross profit of $5.7 billion, up 40%, the Group continued to deliver positive stockholder returns and demonstrate its market-leading position in global online travel.

2013 was characterized by continued global expansion, the launch of Booking.com’s first brand advertising campaign, enhancement of the Group’s domestic offering through organic growth and the acquisition of KAYAK, and innovation of our product portfolio. Our Group strategy remains simple: (1) focus only on those things that ultimately deliver value and satisfaction to our customers, (2) build win-win relationships with our travel service provider partners, (3) allow our brands to be independently-managed and entrepreneurially-led, sharing best practices when it makes sense, and (4) invest, but only where the opportunity provides profitable and sustainable growth for our stockholders.

The Group’s 2013 operating results were primarily driven by our worldwide accommodation reservation business, the majority of which comes from international operations. Globally, we have grown our base of accommodations partners from 280,000 in 2012 to over 400,000 in 2013, comprised of global hotel groups, regional chains, independent hotels, and a growing number of non-hotels (for instance, B&Bs, hostels and vacation rentals). To manage these properties, we have local support offices in over 120 cities across 50 countries. For our customers, we support them globally with dedicated, 24/7 customer service in 42 languages.

In 2013, international operations contributed full-year gross profit of $5.02 billion, a 41% increase versus the prior year, driven primarily by Booking.com, agoda.com, and rentalcars.com, all leaders in their space.  This international growth came from great organic execution characterized by a connected rhythm of expanded supply, increased direct and paid demand, and a constantly-improving end-to-end customer experience. On average, every night in 2013 across the world, over 1 million travelers stayed on a Priceline Group reservation.

Over the course of 2013, The Priceline Group’s domestic business benefitted from accelerating hotel and rental car reservation growth, along with improvements in flight reservations. Through new customer experiences like priceline.com’s Express Deals® offering, mobile Tonight-Only Deals®, and countless mobile app enhancements, we continued to experience strong demand for our products and services. In 2013, the Group also successfully completed the acquisition of KAYAK, which has both improved our customer product offering domestically, and enhanced our role as an effective marketing channel for the online travel industry. It is still early days, but KAYAK has already benefitted our domestic business and we look forward to continuing that growth and expanding KAYAK’s model internationally.

Mobile has become very central to the lifestyles of our customers, and thus our business as well. Mobile is not just about app downloads or even transactions. It is about a changing end-to-end experience in travel: from looking, to booking, to staying, to post-booking.

In 2013, the Group invested heavily in all aspects of mobile across all platforms, with a focus on creating connected experiences for our customers. Booking.com, in particular, saw tremendous mobile traction as the total transaction value of mobile accommodation bookings more than doubled from over $3 billion in 2012 to over $8 billion in 2013. In the United States, we have also seen strong acceleration in the pace of adoption of priceline.com’s Express Deals® service and last-minute booking on mobile devices. KAYAK has also experienced tremendous growth in direct mobile queries year-over-year. Finally, through best practice sharing, agoda.com and rentalcars.com made tremendous strides on the mobile front, setting the foundation to further propel mobile traffic in 2014.

Looking beyond the business strategy and financial results, 2013 was a pivotal year for The Priceline Group as the company began its transition to a new Chief Executive Officer. I took over leadership of the Group at the start of 2014, inheriting a business that grew from an inventive “Name Your Own Price®” concept that helped define the early days of the Internet to one of the leading e-commerce companies in the world. Jeff Boyd’s leadership over the past 11 years is truly awe-inspiring and has left us in a position of strength. But, I take on this responsibility knowing that this is but the first chapter in a great story that has yet to be written.

Winning for our Group has never come easily. Each step in our journey has been achieved through hard work, data-driven decision making, and a shared commitment to make online travel better for our customers.

To continue to win, we must remain hungry and humble. We must continue to listen to our customers and work to deliver best-in-class products and services. We must continue to foster positive and balanced relationships with our partners - big and small - around the world. We must continue to strive for marketing and cost efficiencies, but also be courageous to profitably invest for long-term, sustainable growth. Finally, we must constantly reinvent ourselves to maintain leadership in our space and drive value for our stockholders.

We thank our dedicated employees, loyal customers, thousands of partners, supportive Board of Directors, and committed stockholders for our success and we look forward to continued solid execution in 2014.

Sincerely,

Darren R. Huston
President & CEO